Preliminary	Exhibit 17(a)

EVERY VOTE IS IMPORTANT

BlackRock Multi-Sector Opportunities Trust II PO Box 43131 Providence, RI 02940-3131
EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY TELEPHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date your Proxy Card and return it in the postage-paid envelope

VIRTUAL MEETING

at the following Website:

https://meetnow.global/M9MYKY5

on August 7 at [10:00] a.m.

Eastern Time

To participate in the Virtual Meeting,

enter the 14-digit control number from

the shaded box on this card.

Please detach at perforation before mailing.

PROXY CARD	BLACKROCK MULTI-SECTOR OPPORTUNITIES TRUST II SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 7, 2023 PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints [Jay Fife] and [Paul Mickle], and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of BlackRock Multi-Sector Opportunities Trust II that the undersigned is entitled to vote at the Special Meeting of Shareholders of BlackRock Multi-Sector Opportunities Trust II, to be held on Monday, August 7, 2023, at [10:00] a.m. (Eastern time) (the “Special Meeting”), and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned as if personally present at the Special Meeting. The Special Meeting will be held in a virtual meeting format only, at the following Website: https://meetnow.global/M9MYKY5. To attend and participate in the virtual Special Meeting, enter the 14-digit control number from the shaded box on this card. The validity of this proxy is governed by Delaware law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Special Meeting. The undersigned hereby acknowledges receipt of the Proxy Statement/Prospectus, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

BMS_33335_041923

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EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

BlackRock Multi-Sector Opportunities Trust II

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to be held on August 7, 2023.

The Proxy Statement/Prospectus and Proxy Card for this meeting are available at:

https://www.proxy-direct.com/blk-33335

Please detach at perforation before mailing.

 THE BOARD OF TRUSTEES RECOMMENDS VOTING “FOR” THE PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:

Proposal

		FOR	AGAINST	ABSTAIN
1.

To approve an Agreement and Plan of Reorganization, as it may be amended from time to time, which provides for (i) the transfer of all of the assets of the BlackRock Multi-Sector Opportunities Trust II (the “Target Fund”) to the BlackRock Strategic Income Opportunities Portfolio (the “Acquiring Fund”), a series of BlackRock Funds V, in exchange for the assumption by the Acquiring Fund of certain stated liabilities of the Target Fund and the issuance to the Target Fund of Investor A shares of the Acquiring Fund; (ii) the distribution of such shares of the Acquiring Fund to the shareholders of the Target Fund; and (iii) the termination, dissolution and complete liquidation of the Target Fund.

		☐	☐	☐

To transact such other business as may properly come before the Special Meeting.
Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below
Note:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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Scanner bar code

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